As filed with the Securities and Exchange Commission on April 8, 2022
Registration No. 333-259732
UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S–8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Sovos Brands, Inc.
(Exact name of registrant as specified in its charter)
Delaware	81-5119352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
168 Centennial Parkway, Suite 200 Louisville, CO	80027
(Address of Principal Executive Offices)	(Zip Code)

Sovos Brands, Inc. 2021 Equity Incentive Plan
(Full Title of Plan)
Corporation Service Company 251 Little Falls Drive Wilmington, DE 19808
(302) 636-5400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to: Alexander D. Lynch Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ◻ Accelerated filer ◻

Non-accelerated filer ☑ Smaller reporting company ◻

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-259732), filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 23, 2021 (the “Form S-8”), is being filed by Sovos Brands, Inc. (the “Company” or the “Registrant”) to correct a typographical error in Exhibit 23.1 to the Company’s Annual Report on Form 10-K for the year ended December 25, 2021 (the “Form 10-K”), which incorrectly referred to the Company’s Registration Statement No. 333-259110 on Form S-1 instead of the Form S-8 (the “Typographical Error”). Except as revised to correct the Typographical Error in Exhibit 23.1 of the Form 10-K, this Post-Effective Amendment No. 1 to the Form S-8 is identical to the previously filed Form S-8. The corrected Exhibit 23.1 is filed herewith.

This Post-Effective Amendment No. 1 to the Form S-8 does not otherwise reflect events, results or developments occurring, or facts that have become known, after the original filing of the Form S-8. No additional securities are to be registered, and registration fees were paid upon filing of the original Form S-8.

Item 8.Exhibits.

Exhibit No.Description

3.1

Form of Amended and Restated Certificate of Incorporation of Sovos Brands, Inc. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1, filed with the Commission on August 27, 2021 (Registration No. 333-259110)).

3.2

Form of Amended and Restated Bylaws of Sovos Brands, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1, filed with the Commission on August 27, 2021 (Registration No. 333-259110)).

**5.1	Legal Opinion of Weil, Gotshal & Manges LLP.
*23.1	Consent of Deloitte & Touche LLP.
**23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit No. 5.1).
**24.1	Power of Attorney (included on signature page to the Form S-8).
99.1

Sovos Brands, Inc. 2021 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.8 of the Registrant’s Registration Statement on Form S-1, filed with the Commission on September 9, 2021 (Registration No. 333-259110).

* Filed herewith.
** Previously filed with the Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on April 8, 2022.

SOVOS BRANDS, Inc.

By: /s/ Todd R. Lachman  Name: Todd R. Lachman
Title: President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 8, 2022.

Signature	Title
__ _/s/ Todd R. Lachman ________ Todd R. Lachman	President, Chief Executive Officer and Director (Principal Executive Officer)
___/s/ Christopher W. Hall________ Christopher W. Hall	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* __________________________________ William R. Johnson	Director
* __________________________________ Jefferson M. Case	Director
* __________________________________ Robert L. Graves	Director
* __________________________________ Neha U. Mathur	Director
* __________________________________ David W. Roberts	Director
* __________________________________ Valarie L. Sheppard	Director
* __________________________________ Vijayanthimala Singh	Director

* By: /s/ Todd R. Lachman

Todd R. Lachman

Name:  Todd R. Lachman

Title:   Attorney-in-fact